EXHIBIT 23.5

G. Ross McDonald*

Chartered Accountant

*Denotes incorporated professional

Suite 1402, 543 Granville Street

Vancouver, B.C.  V6C 1X8

Tel:   (604) 685-8646

Fax:  (604) 684-6334

CONSENT OF INDEPENDENT AUDITOR

For this Form 20-F Registration Statement for Jet Gold Corp., I hereby consent to the inclusion or incorporation by reference of my report dated December 8, 2004 in connection with the audits of the balance sheets of the Company as at August 31, 2004 and 2003 and the statements of operations and deficit for the years ended August 31, 2004, 2003 and 2002.

“G. Ross McDonald”  (signed)

G. ROSS MCDONALD

Chartered Accountant

Suite 1402

543 Granville Street

Vancouver, B.C.

Canada V6C 1X8

March 22, 2005